Brentwood, Tenn. (February 26, 2025) – Ardent Health Partners, Inc. (NYSE: ARDT) (“Ardent Health” or the “Company”), a leading provider of healthcare in growing mid-sized urban communities across the U.S., today announced results for the fourth quarter and year ended December 31, 2024. Fourth Quarter 2024 Operating and Financial Summary All comparisons are versus the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics. Total Revenue $1.61 billion 19% growth Y/Y Net Income Attributable to Ardent Health $114 million Adjusted EBITDA(1) $183 million 213% growth Y/Y Adjusted EBITDAR(1) $223 million Adjusted Admissions 9.0% Growth Y/Y Net Patient Service Revenue per Adjusted Admission 9.5% Growth Y/Y Recorded New Mexico State Directed Payment Benefit of $94 million to Total Revenue; $65 million to Adjusted EBITDA(1) Issuing Full-Year 2025 Guidance Total Revenue: $6,200 - $6,450 million Adjusted EBITDA(1): $575 - $615 million (1) Adjusted EBITDA and Adjusted EBITDAR are financial measures that have not been prepared in a manner that complies with U.S. generally accepted accounting principles ("GAAP"). See "Supplemental Non-GAAP Financial Information" for reconciliations of non-GAAP measures to their most comparable GAAP financial measures. Strong Finish to 2024 – Introducing 2025 Guidance that Includes 19% Adjusted EBITDA Growth • “We had a strong finish to 2024, highlighted by reported revenue growth of 19% and Adjusted EBITDA growth of well over 200% in the fourth quarter," stated Marty Bonick, President and Chief Executive Officer of Ardent Health. “For the full-year 2024, we grew revenue 10%, increased Adjusted EBITDA 58%, and expanded Adjusted EBITDA margins 260 basis points. Importantly, we achieved a key milestone when the New Mexico state directed payment program was retroactively approved in November 2024 for the period covering the second half of 2024.” • “In connection with the retroactive approval of the New Mexico state directed payment program, we recorded revenue of $94 million and Adjusted EBITDA of $65 million in the fourth quarter,” continued Bonick. “Combined with our solid operational performance for the quarter, this resulted in 2024 revenue and Adjusted EBITDA well above our guidance ranges. Excluding that benefit, which was not included in previous guidance, Ardent Health delivered financial and operating performance that was consistent or favorable to our 2024 guidance." • “Today, we are providing 2025 guidance that, at the midpoint, includes strong revenue and Adjusted EBITDA growth of 6% and 19%, respectively, and 100 basis points of Adjusted EBITDA margin expansion,” said Bonick. • “We enter 2025 with strong momentum and see encouraging operating environment tailwinds with early indications that volume growth will remain durable this year,” added Bonick. “Among our 2025 strategic priorities, we are enhancing supply chain efficiencies, advancing service line optimization initiatives, and taking steps to execute on ambulatory growth as evidenced by our recently announced acquisition of 18 urgent care clinics. Additionally, as we assess organic and inorganic growth opportunities, we are operating from a position of balance sheet strength with over $550 million of cash and a lease-adjusted net leverage ratio of 2.9 times as of December 31, 2024.” Exhibit 99.1 1 Ardent Health Reports Fourth Quarter 2024 Results

Financial Performance Summary

The Company's fourth quarter 2024 financial results were favorably impacted by recognition of the New Mexico state directed payment program, which was retroactively approved by the Centers for Medicare & Medicaid Services in November 2024 for the period covering the second half of 2024. Additionally, year-over-year comparisons are impacted by a cybersecurity incident (the "Cybersecurity Incident"), which negatively impacted the fourth quarter of 2023.

For the fourth quarter of 2024:

- Total revenue grew 19.3% year-over-year to $1,606 million. This revenue growth primarily resulted from a 9.0% year-over-year increase in adjusted admissions and a 9.5% year-over-year growth in net patient service revenue per adjusted admission.
- Net income attributable to Ardent Health was $114 million, or $0.81 per diluted share, compared to a net loss of $4 million, or $(0.03) per diluted share, in the fourth quarter of 2023.
- Adjusted EBITDA increased 213% year-over-year to $183 million.

For the full-year 2024, revenue increased 10.3% to $5.97 billion, Adjusted EBITDA grew 58.4% to $498 million, and Adjusted EBITDA margin expanded 260bps to 8.4%.

Excluding the fourth quarter 2024 New Mexico state directed payment benefit that was not included in our full-year 2024 guidance, the Company reported the following for the full-year 2024:

- Total revenue was $5,872 million, compared to guidance of $5,800 - $5,875 million.
- Adjusted EBITDA was $433.5 million, compared to guidance of $425 - $440 million.
- Adjusted admissions grew 4.8%, compared to guidance of 4.5% - 5.0%.
- Net patient service revenue per adjusted admission grew 3.4%, compared to guidance of 2.6% - 3.3%.

Operating Performance Summary

The following table provides a summary of certain key operating metrics for the fourth quarter of 2024 compared to the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

	Three Months Ended December 31,		
(Unaudited)	2024	2023	% Change
Adjusted admissions	86,872	79,731	9.0 %
Admissions	40,300	36,133	11.5 %
Inpatient surgeries	9,108	8,376	8.7 %
Outpatient surgeries	24,296	23,044	5.4 %
Total surgeries	33,404	31,420	6.3 %
Emergency room visits	161,010	150,850	6.7 %
Net patient service revenue per adjusted admission	$ 18,200	$ 16,616	9.5 %

- **Admissions** for the fourth quarter of 2024 increased 11.5% year-over-year. Growth in general medicine, cardiology and neurology were particularly strong.

- **Surgeries** for the fourth quarter of 2024 increased 6.3% year-over-year, reflecting increases of 8.7% and 5.4% in inpatient and outpatient surgeries, respectively.

- **Net patient service revenue per adjusted admission** for the fourth quarter of 2024 increased 9.5% year-over-year. Excluding the benefit associated with the New Mexico state directed payment program, the increase in net patient service revenue per adjusted admission was approximately 3.4% for the year ended December 31, 2024.

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Balance Sheet, Cash Flow & Liquidity Update

As of December 31, 2024, the Company had total cash and cash equivalents of $557 million and total debt of $1.1 billion. The Company's net leverage ratio as of December 31, 2024 was 1.2x, as calculated under the Company's credit agreements, and its lease-adjusted net leverage ratio[1] was 2.9x. At the end of the fourth quarter, the Company's available liquidity was $845 million.

During the fourth quarter of 2024, net cash provided by operating activities was $120 million, compared to $67 million in the same prior year period.

NextCare Urgent Care Acquisition

On January 3, 2025, the Company announced the acquisition of 18 urgent care clinics across New Mexico and Oklahoma from NextCare Urgent Care. The acquisition significantly expands Ardent Health's ambulatory operations in both markets, complements our existing hospital footprint, and should lead to increased volumes over time.

Introducing 2025 Financial Guidance

The Company is providing initial full-year 2025 financial guidance. The outlook includes the financial benefit from the full-year impact of the Oklahoma and New Mexico state directed payment programs. All guidance is current as of the time provided and is subject to change.

(Unaudited; dollars in millions, except per share amount)	**Full Year 2025 Guidance**		
Total revenue	$6,200	—	$6,450
Net income attributable to Ardent Health Partners, Inc.	$245	—	$285
Adjusted EBITDA	$575	—	$615
Rent expense payable to REITs	$164	—	$164
Diluted earnings per share	$1.73	—	$2.01
Adjusted admissions growth	2.0%	—	3.0%
Net patient service revenue per adjusted admission growth	2.1%	—	4.4%
Capital expenditures	$215	—	$235

The Company's forecasted guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under the heading "Forward-Looking Statements." The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets. The Company does not believe that it can forecast these items with sufficient accuracy because of the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted.

[1] Lease-adjusted net leverage is defined as the Company's net debt as of December 31, 2024, plus 8x trailing twelve-month real estate investment trust ("REIT") rent expense as of the end of the fourth quarter of 2024, divided by trailing twelve-month Adjusted EBITDAR as of December 31, 2024.

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Fourth Quarter 2024 Results Conference Call The Company will host a conference call to discuss its fourth quarter financial results on February 27, 2025, at 9:00 a.m. Eastern Time. A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://ir.ardenthealth.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference: United States Live: 1-888-596-4144 International Live: 1-646-968-2525 Access Code: 4437657 To listen to a replay of the teleconference, which will be available through March 13, 2025: United States Replay: 1-800-770-2030 International Replay: 1-609-800-9909 Access Code: 4437657 About Ardent Health Ardent Health (NYSE: ARDT) is a leading provider of healthcare in growing mid-sized urban communities across the U.S. With a focus on people and investments in innovative services and technologies, Ardent Health is passionate about making healthcare better and easier to access. Through its subsidiaries, Ardent Health delivers care through a system of 30 acute care hospitals and more than 280 sites of care with over 1,800 affiliated providers across six states. For more information, please visit www.ardenthealth.com. Supplemental Non-GAAP Information We have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted EBITDAR. We define these terms as follows: • Adjusted EBITDA. Adjusted EBITDA is defined as net income plus (i) income tax expense (benefit), (ii) interest expense and (iii) depreciation and amortization expense (or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of losses on the extinguishment and modification of debt; other non-operating losses (gains); Cybersecurity Incident expenses (recoveries); certain legal matters and related costs; restructuring, exit and acquisition-related costs; expenses incurred in connection with the implementation of Epic Systems ("Epic"), our integrated health information technology system; equity-based compensation expense; and loss (income) from disposed operations. Adjusted EBITDA is a non-GAAP performance measure used by our management and external users of our financial statements, such as investors, analysts, lenders, rating agencies and other interested parties, to evaluate companies in our industry. Adjusted EBITDA is a performance measure that is not defined under GAAP and is presented in this press release because our management considers it an important analytical indicator that is commonly used within the healthcare industry to evaluate financial performance and allocate resources. Further, our management believes that Adjusted EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future and certain other adjustments we believe are not reflective of our ongoing operations and our performance. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental performance measure for investors and other users of our financial information, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDA has inherent material limitations as a performance measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the performance measure. We have borrowed money, so interest expense is a necessary element of our costs. Because we have material capital and intangible assets, depreciation and amortization expense are necessary elements of our costs. Likewise, the payment of taxes is a necessary element of 4 our operations. Because Adjusted EBITDA excludes these and other items, it has material limitations as a measure of our performance. • Adjusted EBITDAR. Adjusted EBITDAR is defined as Adjusted EBITDA further adjusted to add back rent expense payable to REITs, which consists of rent expense pursuant to the master lease agreement (the "Ventas Master Lease") with Ventas, Inc. ("Ventas"), lease agreements associated with the MOB Transactions (defined below) and a lease arrangement with Medical Properties Trust, Inc. ("MPT") for the Hackensack Meridian Mountainside Medical Center. Adjusted EBITDAR is a commonly used non-GAAP valuation measure used by our management, research analysts, investors and other interested parties to evaluate and compare the enterprise value of different companies in our industry. Adjusted EBITDAR excludes: (1) certain material noncash items and unusual or non-recurring items that we do not expect to continue in the future; (2) certain other adjustments that do not impact our enterprise value; and (3) rent expense payable to our REITs. We operate 30 acute care hospitals, 12 of which we lease from two REITs, Ventas and MPT, pursuant to long-term lease agreements. Additionally, during 2022, we completed the sale of 18 medical office buildings to Ventas in exchange for $204.0 million and concurrently entered into agreements to lease the real estate back from Ventas over a 12-year initial term with eight options to renew for additional five-year terms (the "MOB Transactions"). Our management views the long-term lease agreements with Ventas and MPT, as well as the MOB Transactions, as more like financing arrangements than true operating leases, with the rent payable to such REITs being similar to interest expense. As a result, our capital structure is different than many of our competitors, especially those whose real estate portfolio is predominately owned and not leased. Excluding the rent payable to such REITs allows investors to compare our enterprise value to those of other healthcare companies without regard to differences in capital structures, leasing arrangements and geographic markets, which can vary significantly among companies. Our management also uses Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Finally, financial covenants in certain of our lease agreements, including the Ventas Master Lease, use Adjusted EBITDAR as a measure of compliance. Adjusted EBITDAR does not reflect our cash requirements for leasing commitments. As such, our presentation of Adjusted EBITDAR should not be construed as a performance or liquidity measure. Because not all companies use identical calculations, our presentation of Adjusted EBITDAR may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental valuation measure for investors and other users of our financial information, you should not consider Adjusted EBITDAR in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDAR has inherent material limitations as a valuation measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the valuation measure. The payment of taxes and rent is a necessary element of our valuation. Because Adjusted EBITDAR excludes these and other items, it has material limitations as a measure of our valuation. Forward-Looking Statements This press release contains "forward-looking statements" as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward- looking statements, including the risk factors and other cautionary statements described under the heading “Risk Factors” included in this Annual Report. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (1) changes in government healthcare programs, including Medicare and Medicaid could have an adverse effect on our revenues and business; (2) reduction in the reimbursement rates paid by commercial payors, our inability to retain and negotiate favorable contracts with private third- party payors, or an increasing volume of uninsured or underinsured patients; (3) security threats, catastrophic events and other disruptions affecting our, our service providers’ or our JV partners’ information technology and related systems, which have adversely affected, and could in the future adversely affect, our relationships with patients and business partners and subject us to legal claims and liabilities, reputational harm and business disruption and adversely affect our financial condition; (4) the highly competitive nature of the healthcare industry and continued industry trends towards 5 clinical transparency and value-based purchasing may impact our competitive position; (5) inability to recruit and retain quality physicians, as well as increasing cost to contract with hospital-based physicians; (6) changes to physician utilization practices and treatment methodologies and other factors outside our control that impact demand for medical services and may reduce our revenues and ability to grow profitability; (7) continued industry trends toward value-based purchasing, third party payor consolidation and care coordination among healthcare providers; (8) inability to successfully complete acquisitions or strategic joint ventures ("JVs") or inability to realize all of the anticipated benefits; (9) liabilities because of professional liability and other claims brought against our hospitals, physician practices, outpatient facilities or other business operations; (10) exposure to certain risks and uncertainties by the JVs through which we conduct a significant portion of our operations, including anticipated synergies, of past acquisitions and the risk that transactions may not receive necessary government clearances; (11) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (12) operational, legal and financial risks associated with outsourcing functions to third parties; (13) our facilities are heavily concentrated in Texas and Oklahoma, which makes us sensitive to regulatory, economic and competitive conditions and changes in those states; (14) negative impact of severe weather, climate change, and other factors beyond our control, which could restrict patient access to care or cause one or more facilities to close temporarily or permanently; (15) risks related to the Ventas Master Lease and its restrictions and limitations on our business; (16) the impact of our significant indebtedness; (17) the impact of a deterioration of public health conditions associated with a future pandemic, epidemic or outbreak of infectious disease; (18) our failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust our operations in response to changing laws and regulations; (19) the impact of governmental claims or governmental investigations, payor audits and litigation brought against our hospitals, physician practices, outpatient facilities or other business operations; (20) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements; (21) inability to or delay in building, acquiring, selling, renovating or expanding our healthcare facilities; (22) failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements; (23) effects of current and future health reform initiatives, including any that may be undertaken by a new administration, and legal and regulatory restrictions on our hospitals that have physician owners; (24) inability to continually enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment; (25) our status as a controlled company; (26) conflicts of interest between our controlling stockholder and other holders of our common stock; and (27) other risk factors described in our filings with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events. All references to “Company,” “Ardent Health,” “we,” “our” and “us” as used throughout this release refer to Ardent Health Partners, Inc. and its affiliates, unless stated otherwise or indicated by context. Media Relations: Rebecca Kirkham SVP, Chief Communications Officer Ardent Health rebecca.kirkham@ardenthealth.com (615) 296-3000 Investor Relations: Dave Styblo, CFA SVP, Investor Relations Ardent Health Investor.Relations@ardenthealth.com (615) 296-3016 6

Ardent Health Partners, Inc. Consolidated Income Statements (Unaudited; dollars in thousands, except per share amounts) Three Months Ended December 31, 2024 2023 Amount % Amount % Total revenue $ 1,606,289 100.0% $ 1,346,034 100.0 % Expenses: Salaries and benefits 653,966 40.7% 598,123 44.4 % Professional fees 286,299 17.8% 265,159 19.7 % Supplies 264,088 16.4% 249,692 18.6 % Rents and leases 27,326 1.7% 24,214 1.8 % Rents and leases, related party 37,816 2.4% 36,966 2.7 % Other operating expenses 141,368 8.8% 109,711 8.1 % Interest expense 13,528 0.8% 18,451 1.4 % Depreciation and amortization 37,854 2.4% 35,982 2.7 % Other non-operating gains (23,202) (1.4) % (1,091) (0.1) % Total operating expenses 1,439,043 89.6% 1,337,207 99.3 % Income before income taxes 167,246 10.4% 8,827 0.7 % Income tax expense (benefit) 26,355 1.6% (1,954) (0.1) % Net income 140,891 8.8% 10,781 0.8 % Net income attributable to noncontrolling interests 26,687 1.7% 14,934 1.1 % Net income (loss) attributable to Ardent Health Partners, Inc. $ 114,204 7.1% $ (4,153) (0.3) % Net income (loss) per share: Basic $ 0.82 $ (0.03) Diluted $ 0.81 $ (0.03) Weighted-average common shares outstanding: Basic 140,044,699 126,115,301 Diluted 140,828,828 126,115,301 7

Ardent Health Partners, Inc. Consolidated Income Statements (Unaudited; dollars in thousands, except per share amounts) Amount % Amount % Total revenue $ 5,966,072 100.0% $ 5,409,483 100.0 % Expenses: Salaries and benefits 2,534,756 42.5% 2,384,062 44.1 % Professional fees 1,097,119 18.4% 980,270 18.1 % Supplies 1,033,122 17.3% 993,405 18.4 % Rents and leases 103,577 1.7% 97,444 1.8 % Rents and leases, related party 149,229 2.5% 145,880 2.7 % Other operating expenses 496,219 8.2% 451,737 8.3 % Government stimulus income — 0.0% (8,463) (0.2) % Interest expense 65,578 1.1% 74,305 1.4 % Depreciation and amortization 146,288 2.5% 140,842 2.6 % Loss on extinguishment and modification of debt 3,388 0.1% — 0.0 % Other non-operating gains (26,264) (0.4) % (1,613) 0.0 % Total operating expenses 5,603,012 93.9% 5,257,869 97.2 % Income before income taxes 363,060 6.1% 151,614 2.8 % Income tax expense 63,352 1.1% 22,637 0.4 % Net income 299,708 5.0% 128,977 2.4 % Net income attributable to noncontrolling interests 89,365 1.5% 75,073 1.4 % Net income attributable to Ardent Health Partners, Inc. $ 210,343 3.5% $ 53,904 1.0 % Net income per share: Basic $ 1.59 $ 0.43 Diluted $ 1.58 $ 0.43 Weighted-average common shares outstanding: Basic 132,439,695 126,115,301 Diluted 132,744,577 126,115,301 Years Ended December 31, 2024 2023 8

Ardent Health Partners, Inc. Consolidated Statements of Cash Flows (Unaudited; in thousands) Cash flows from operating activities: Net income $ 299,708 $ 128,977 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 146,288 140,842 Other non-operating gains (4,702) (45) Loss on extinguishment and modification of debt 2,158 — Amortization of deferred financing costs and debt discounts 5,468 4,988 Deferred income taxes 24,044 3,996 Equity-based compensation 17,978 904 Loss (income) from non-consolidated affiliates 5,835 (1,653) Changes in operating assets and liabilities, net of effect of acquisitions and divestitures: Accounts receivable 40,001 (181,099) Inventories (9,407) 1,665 Prepaid expenses and other current assets (136,009) (36,606) Accounts payable and other accrued expenses and liabilities (103,860) 136,824 Accrued salaries and benefits 27,524 22,905 Net cash provided by operating activities 315,026 221,698 Cash flows from investing activities: Investment in acquisitions, net of cash acquired (35,542) — Purchases of property and equipment (187,508) (137,408) Proceeds from divestitures 4,297 — Other (1,707) (575) Net cash used in investing activities (220,460) (137,983) Cash flows from financing activities: Proceeds from initial public offering, net of underwriting discounts and commissions 208,656 — Proceeds from revolving line of credit — 125,000 Proceeds from insurance financing arrangements 10,797 24,749 Proceeds from long-term debt 3,600 6,619 Payments of principal on revolving line of credit — (125,000) Payments of principal on insurance financing arrangements (10,443) (22,877) Payments of principal on long-term debt (108,371) (13,645) Debt issuance costs (2,450) — Payments of initial public offering costs (9,534) — Distributions to noncontrolling interests (72,856) (63,875) Redemption of equity attributable to noncontrolling interests — (26,024) Other 5,243 (7,209) Net cash provided by (used in) financing activities 24,642 (102,262) Net increase (decrease) in cash and cash equivalents 119,208 (18,547) Cash and cash equivalents at beginning of year 437,577 456,124 Cash and cash equivalents at end of year $ 556,785 $ 437,577 Years Ended December 31, 2024 2023 9

Supplemental Cash Flow Information: Non-cash purchases of property and equipment $ 9,276 $ 16,392 Offering costs not yet paid $ 330 $ — Interest payments, net of capitalized interest $ 74,976 $ 81,610 Income tax payments, net $ 41,603 $ 19,433 10

Ardent Health Partners, Inc. Consolidated Balance Sheets (Unaudited; dollars in thousands, except per share amounts) December 31, 2024 (1) December 31, 2023 (1) Assets Current assets: Cash and cash equivalents $ 556,785 $ 437,577 Accounts receivable 743,031 775,452 Inventories 115,093 105,485 Prepaid expenses 113,749 77,281 Other current assets 304,093 222,290 Total current assets 1,832,751 1,618,085 Property and equipment, net 861,899 811,089 Operating lease right of use assets 248,040 260,003 Operating lease right of use assets, related party 929,106 941,150 Goodwill 852,084 844,704 Other intangible assets 76,930 76,930 Deferred income taxes 12,321 32,491 Other assets 142,969 147,106 Total assets $ 4,956,100 $ 4,731,558 Liabilities and Equity Current liabilities: Current installments of long-term debt $ 9,234 $ 18,605 Accounts payable 401,249 474,543 Accrued salaries and benefits 295,117 267,685 Other accrued expenses and liabilities 239,824 233,271 Total current liabilities 945,424 994,104 Long-term debt, less current installments 1,085,818 1,168,253 Long-term operating lease liability 221,443 235,241 Long-term operating lease liability, related party 919,313 932,090 Self-insured liabilities 227,048 243,552 Other long-term liabilities 34,697 76,002 Total liabilities 3,433,743 3,649,242 Redeemable noncontrolling interests 1,158 7,302 Equity: Common units, no and unlimited units authorized as of December 31, 2024 and December 31, 2023, respectively; no and 484,922,828 units issued and outstanding as of December 31, 2024 and December 31, 2023, respectively — 496,882 Preferred stock, par value $0.01 per share; 50,000,000 and no shares authorized as of December 31, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of December 31, 2024 and 2023 — — Common stock, par value $0.01 per share; 750,000,000 and no shares authorized as of December 31, 2024 and December 31, 2023, respectively; 142,747,818 and no shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively 1,428 — Additional paid-in capital 754,415 — Accumulated other comprehensive income 9,737 18,561 Retained earnings 365,796 155,453 Equity attributable to Ardent Health Partners, Inc. 1,131,376 670,896 Noncontrolling interests 389,823 404,118 Total equity 1,521,199 1,075,014 Total liabilities and equity $ 4,956,100 $ 4,731,558 (1) As of December 31, 2024 and December 31, 2023, the consolidated balance sheet included total liabilities of consolidated variable interest entities of $306.4 million and $337.8 million, respectively. Refer to Note 2 of the Company's consolidated financial statements included in its Annual Report on Form 10-K for further discussion. 11

Ardent Health Partners, Inc.
Operating Statistics
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,		
	2024	% Change	2023	2024	% Change	2023
Total revenue (in thousands)	$1,606,289	19.3 %	$1,346,034	$5,966,072	10.3 %	$5,409,483
Hospitals operated (at period end) (1)	30	(3.2)%	31	30	(3.2)%	31
Licensed beds (at period end) (2)	4,281	(1.0)%	4,323	4,281	(1.0)%	4,323
Utilization of licensed beds (3)	47%	4.4 %	45%	46%	2.2 %	45%
Admissions (4)	40,300	11.5 %	36,133	157,295	7.1 %	146,887
Adjusted admissions (5)	86,872	9.0 %	79,731	341,781	4.8 %	326,029
Inpatient surgeries (6)	9,108	8.7 %	8,376	35,937	2.3 %	35,127
Outpatient surgeries (7)	24,296	5.4 %	23,044	93,497	0.0 %	93,461
Total surgeries	33,404	6.3 %	31,420	129,434	0.7 %	128,588
Emergency room visits (8)	161,010	6.7 %	150,850	636,222	4.5 %	609,010
Patient days (9)	184,167	1.5 %	181,409	724,363	2.3 %	708,043
Total encounters (10)	1,481,612	13.6 %	1,304,643	5,785,709	6.9 %	5,413,787
Average length of stay (11)	4.57	(9.0)%	5.02	4.61	(4.4)%	4.82
Net patient service revenue per adjusted admission (12)	$18,200	9.5 %	$16,616	$17,144	5.1 %	$16,307

(1) **Hospitals operated (at period end).** This metric represents the total number of hospitals operated by us at the end of the applicable period, irrespective of whether the hospital real estate is (i) owned by us, (ii) leased by us or (iii) held through a controlling interest in a JV. This metric includes the managed clinical operations of the hospital at UT Health North Campus in Tyler, Texas ("UT Health North Campus Tyler"), a hospital owned by The University of Texas Health Science Center at Tyler ("UTHSCT"), an affiliate of The University of Texas System. Since we only manage the clinical operations of UT Health North Campus Tyler, the financial results of such entity are not consolidated under Ardent Health Partners, Inc. On April 30, 2024, we closed UT Health East Texas Specialty Hospital, a long-term acute care hospital (the "LTAC Hospital") in Tyler, Texas. The LTAC Hospital's inventory and fixed assets were transferred or repurposed to be used by our other hospitals. The LTAC Hospital had 36 licensed patient beds and accounted for approximately $0.2 million and $1.7 million of total revenue and a pre-tax income (loss) of $0.4 million and $(0.7) million for the three months ended December 31, 2024 and 2023, respectively, and approximately $2.6 million and $9.7 million of total revenue and a pre-tax loss of $0.4 million and $1.2 million for the years ended December 31, 2024 and 2023, respectively.

(2) **Licensed beds (at period end).** This metric represents the total number of beds for which the appropriate state agency licenses a facility, regardless of whether the beds are actually available for patient use.

(3) **Utilization of licensed beds.** This metric represents a measure of the actual utilization of our inpatient facilities, computed by (i) dividing patient days by the number of days in each period, and (ii) further dividing that number by average licensed beds, which is calculated by dividing total licensed beds (at period end) by the number of days in the period, multiplied by the number of days in the period the licensed beds were in existence.

(4) **Admissions.** This metric represents the number of patients admitted for inpatient treatment during the applicable period.

(5) **Adjusted admissions.** This metric is used by management as a general measure of combined inpatient and outpatient volume. Adjusted admissions provides management with a key performance indicator that considers both inpatient and outpatient volumes by applying an inpatient volume measure (admissions) to a ratio of gross inpatient and outpatient revenue to gross inpatient revenue. Gross inpatient and outpatient revenue reflect gross inpatient and outpatient charges prior to estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts. The calculation of adjusted admissions is summarized as follows:

$$\text{Adjusted Admissions} = \text{Admissions} \times \frac{(\text{Gross Inpatient Revenue} + \text{Gross Outpatient Revenue})}{\text{Gross Inpatient Revenue}}$$

(6) **Inpatient surgeries.** This metric represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management, c-sections, and certain diagnostic procedures are excluded from inpatient surgeries.

(7) **Outpatient surgeries.** This metric represents the number of surgeries performed on patients who have not been admitted to our hospitals. Pain management, c-sections, and certain diagnostic procedures are excluded from outpatient surgeries.

(8) **Emergency room visits.** This metric represents the total number of patients provided with emergency room treatment during the applicable period.

(9) **Patient days.** This metric represents the total number of days of care provided to patients admitted to our hospitals during the applicable period.

(10) **Total encounters.** This metric represents the total number of events where healthcare services are rendered resulting in a billable event during the applicable period. This includes both hospital and ambulatory patient interactions.

(11) **Average length of stay.** This metric represents the average number of days admitted patients stay in our hospitals.

(12) **Net patient service revenue per adjusted admission.** This metric represents net patient service revenue divided by adjusted admissions for the applicable period. Net patient service revenue reflects gross inpatient and outpatient charges less estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts.

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Ardent Health Partners, Inc. Supplemental Non-GAAP Disclosures (Unaudited; in thousands) Three Months Ended December 31, Years Ended December 31, 2024 2023 2024 2023 Net income $ 140,891 $ 10,781 $ 299,708 $ 128,977 Adjusted EBITDA Addbacks: Income tax expense (benefit) 26,355 (1,954) 63,352 22,637 Interest expense 13,528 18,451 65,578 74,305 Depreciation and amortization 37,854 35,982 146,288 140,842 Noncontrolling interest earnings (26,687) (14,934) (89,365) (75,073) Loss on extinguishment and modification of debt — — 3,388 — Other non-operating gains (1) (4,702) (1,091) (4,910) (1,613) Cybersecurity Incident (recoveries) expenses, net (2) (16,501) 8,495 (21,477) 8,495 Certain legal matters and related costs 2,000 — 2,000 — Restructuring, exit and acquisition-related costs (3) 1,057 2,080 12,751 13,553 Epic expenses (4) 1,673 366 3,173 1,781 Equity-based compensation 9,105 181 17,978 904 (Income) loss from disposed operations (1,980) 5 9 (60) Adjusted EBITDA $ 182,593 $ 58,362 $ 498,473 $ 314,748 (1) Other non-operating gains include gains realized on certain non-recurring events or events that are non-operational in nature, including gains realized on certain asset divestitures. (2) Cybersecurity Incident (recoveries) expenses, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs. (3) Restructuring, exit and acquisition-related costs represent (i) enterprise restructuring costs, including severance costs related to work force reductions of $0.3 million and $1.8 million for the three months ended December 31, 2024 and 2023, respectively, and $10.4 million and $12.4 million for the years ended December 31, 2024 and 2023, respectively; (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.2 million and $0.1 million for the three months ended December 31, 2024 and 2023, respectively, and $0.8 million and $0.7 million for the years ended December 31, 2024 and 2023, respectively; and (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions of $0.6 million and $0.2 million for the three months ended December 31, 2024 and 2023, respectively, and $1.6 million and $0.5 million for the years ended December 31, 2024 and 2023, respectively. (4) Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included professional fees of $1.6 million and $0.4 million for the three months ended December 31, 2024 and 2023, respectively, and $3.1 million and $1.8 million for the years ended December 31, 2024 and 2023, respectively, and salaries and benefits of $0.1 million for the three months and year ended December 31, 2024. Epic expenses do not include the ongoing costs of the Epic system. 13

Ardent Health Partners, Inc. Supplemental Non-GAAP Disclosures (Unaudited; in thousands) Three Months Ended December 31, 2024 Year Ended December 31, 2024 Net income $ 140,891 $ 299,708 Adjusted EBITDAR Addbacks: Income tax expense 26,355 63,352 Interest expense 13,528 65,578 Depreciation and amortization 37,854 146,288 Noncontrolling interest earnings (26,687) (89,365) Loss on extinguishment and modification of debt — 3,388 Other non-operating gains (1) (4,702) (4,910) Cybersecurity Incident recoveries, net (2) (16,501) (21,477) Certain legal matters and related costs 2,000 2,000 Restructuring, exit and acquisition-related costs (3) 1,057 12,751 Epic expenses (4) 1,673 3,173 Equity-based compensation 9,105 17,978 (Income) loss from disposed operations (1,980) 9 Rent expense payable to REITs (5) 40,618 160,444 Adjusted EBITDAR $ 223,211 $ 658,917 (1) Other non-operating gains include gains realized on certain non-recurring events or events that are non-operational in nature, including gains realized on certain asset divestitures. (2) Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs. (3) Restructuring, exit and acquisition-related costs represent (i) enterprise restructuring costs, including severance costs related to work force reductions of $0.3 million and $10.4 million for the three months ended and year ended December 31, 2024, respectively; (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.2 million and $0.8 million for the three months ended and year ended December 31, 2024, respectively; and (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions of $0.6 million and $1.6 million for the three months ended and year ended December 31, 2024, respectively. (4) Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included professional fees of $1.6 million and $3.1 million for the three months ended and year ended December 31, 2024, respectively, and salaries and benefits of $0.1 million for the three months and year ended December 31, 2024. Epic expenses do not include the ongoing costs of the Epic system. (5) Rent expense payable to REITs consists of rent expense of $37.8 million and $149.2 million related to the Ventas Master Lease and lease agreements associated with MOB Transactions with Ventas for the three months ended and year ended December 31, 2024, respectively, and rent expense of $2.8 million and $11.2 million related to a lease arrangement with MPT for the lease of Hackensack Meridian Mountainside Medical Center for the three months ended and year ended December 31, 2024, respectively. 14

Ardent Health Partners, Inc. Supplemental Non-GAAP Disclosures (Unaudited; in millions) Guidance for the Full Year Ending  December 31, 2025 Low High Net income $ 342 $ 386 Adjusted EBITDA Addbacks: Income tax expense 91 101 Interest expense 63 59 Depreciation and amortization 146 143 Noncontrolling interest earnings (97) (101) Cybersecurity Incident recoveries, net (1) (21) (21) Restructuring, exit and acquisition-related costs 5 4 Epic expenses 6 4 Enterprise system conversion costs 2 2 Equity-based compensation 38 38 Adjusted EBITDA $ 575 $ 615 (1) Cybersecurity Incident recoveries, net represents insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs. 15